Exhibit 10.1
AMENDMENT TO LEASE
BY AND BETWEEN
SANDWITH FAMILY LLC
AND
MIKRON WASHINGTON LLC
This Amendment to Lease (this “Amendment”) is made and entered into as of the 27th day of January, 2010 by and between Sandwith Family LLC, a Washington limited liability company ( “Landlord”) and Mikron Washington LLC, a Washington limited liability company (“Tenant”). Unless otherwise defined herein, capitalized terms used in this Amendment shall have the meanings set forth in the Mikron Leases (as defined below).
RECITALS
A. Pursuant to that certain Lease between Mikron Industries, Inc. (Tenant’s predecessor in interest) and W.R. Sandwith (Landlord’s predecessor in interest) dated July 1, 1994, as amended by those certain Amendments to Lease dated November 4, 1994, May 19, 1995, May 10, 2000, June 9, 2004, and December 9, 2004 (as amended, the “Lease”), Lessee leases space consisting of approximately 25,000 square feet in the Lot 21 Distribution Building located at 1166 6th Avenue North, Kent, Washington, more particularly described on Exhibit A-1, attached hereto. A copy of the Lease is attached hereto as Exhibit A.
B. The Lease, together with that certain Lease between Mikron 1034 Joint Venture and Mikron Industries, Inc. dated November 26, 1979, as amended, and that certain Lease between 1034 Joint Venture and Mikron Industries, Inc. dated May 3, 1989, as amended, are collectively referred to herein as the “Mikron Leases”.
C. The premises depicted in Exhibit A-1 are referred to herein as the “Leased Premises”.
D. Tenant assumed its interest in the Mikron Leases by assignment from Mikron Industries, Inc. Landlord consented to the Assignment by that certain Letter Agreement dated June 22, 2006.
E. The Lease expires by its terms on March 1, 2010. Landlord and Tenant desire now to amend the Lease to extend its term, on the following terms and conditions.

NOW, THEREFORE, in consideration of the above recitals which by this reference are incorporated herein, the mutual covenants and conditions contained herein and other valuable consideration, the receipt and sufficiency are hereby acknowledged, Landlord and Tenant agree as follows:
AMENDMENT
1. Term Extension. The term of the Lease is hereby extended for a period of five (5) years (the “Extended Term”), commencing March 1, 2010 and terminating February 28, 2015, unless sooner terminated in accordance with its terms. Throughout the Extended Term, the Leased Premises shall be subject to the terms and conditions of the Lease, except as expressly modified by this Amendment.
2. Early Termination Option. Tenant shall have the one-time option to terminate the Lease effective August 31, 2010 by giving Landlord written notice in the manner required under the Lease of such termination on or before May 31, 2010 (the “Early Termination Notice Date”). If Tenant gives such notice by the Early Termination Notice Date, the Lease shall terminate on August 31, 2010. If Tenant fails to timely give notice by the Early Termination Notice Date, this paragraph shall be null and void and the Lease shall continue in full force for the remainder of the Extended Term, unless sooner terminated in accordance with its terms.
3. Extended Term Rent. The fixed monthly rental charge (the “Monthly Rent”) due under the Lease during the Extended Term shall be as follows:

	March 2010–	September 2010–	March 2013–
	August 2010	February 2013	February 2015
Shop Area 25,000 sq. ft.	$9,250.00 per month	$9,712.50 per month	$10,101.00 per month
Total	$9,250.00 per month	$9,712.50 per month	$10,101.00 per month
4. Operating Expenses. Tenant shall pay to Landlord as additional rent, Tenant’s share of Operating Expenses due under the Lease. Notwithstanding anything to the contrary contained in the Lease, Tenant’s share of Operating Expenses incurred in connection with the ownership and maintenance of the Leased Premises shall be equal to 100 percent of all reasonable and necessary expenses actually incurred by Landlord for the operation, cleaning, maintenance, repair, and management of the buildings, walkways, drive-ways, parking and loading areas, lawns, and landscaping appurtenant to the Leased Premises.
5. Renewal.
5.1 Provided there is no existing uncured material default of Tenant under any of the Mikron Leases, if Tenant desires to continue leasing the all of the premises leased under the Mikron Leases (or all of the premises leased under those Mikron Leases which are then in effect) for a period beyond the Extended Term (such period being the “Renewal Term”), Tenant shall give Landlord written notice on or before February 28, 2014 of its desire to negotiate a Renewal Term. In response to such notice, Landlord shall within twenty (20) days provide Tenant with notice of Landlord’s desired term and Monthly Rent for the Renewal Term; provided that the Monthly Rent for the Renewal Term (i) shall be the fair market rental value of the Leased Premises upon commencement of the Renewal Term, (ii) shall in no event be less than the Monthly Rent due during the month immediately prior to the commencement of the Renewal Term and (iii) shall in no event escalate more than fifteen percent (15%) during any five consecutive years of the Renewal Term. In determining the fair market rental value of the Leased Premises, consideration shall be given to the then current market rate for similar properties in the general vicinity of the Leased Premises with similar lease provisions.

5.2 If the parties do not agree upon the Monthly Rent for the Leased Premises during the Renewal Term by June 15, 2014 (the “Trigger Date”), either party may demand that the Monthly Rent be determined by arbitration. In such case, the parties shall endeavor to select a mutually agreeable arbitrator within ten (10) days after such demand. If the parties are unable to agree on an arbitrator within such 10-day period, either party may seek appointment of an arbitrator by the Chief Judge of the Superior Court of King County, Washington. Within fourteen (14) days after the arbitrator’s appointment, each party shall submit its estimate of the fair market rental value of the Leased Premises along with any documentary evidence that it may have to support its estimate. Within fourteen (14) days after the arbitrator’s receipt of each party’s estimate and evidence (if any), the arbitrator shall select the estimate that he or she determines is closest to the actual fair market rental value of the Leased Premises. The arbitrator’s determination of the estimate that is closest to the actual fair market value of the Leased Premises shall be completed no later than September 15, 2014 and shall be final and binding. The cost of the arbitrator shall be shared equally by Landlord and Tenant. In no event shall the fair market rent for the Leased Premises be less than the Monthly Rent due during the last month prior to the Renewal Term.
5.3 If the parties have not executed a fully integrated written agreement for lease of the Leased Premises during the Renewal Term on or before August 31, 2014, then Landlord shall be entitled to freely market the Leased Premises and show the Leased Premises to prospective tenants. Landlord agrees not to market the Leased Premises before this time unless Tenant notifies Landlord that Tenant does not intend to pursue the Renewal Term.
6. Hazardous Materials.
6.1 Tenant warrants and agrees that any and all Hazardous Substances (as defined below) used by Tenant on the Leased Premises shall be used in strict accordance with all applicable laws, regulations, and orders of governmental authorities. Tenant shall maintain all permits required for its operations, including those for the use, storage, or disposal of Hazardous Substances. Tenant warrants that, as of the date of this Amendment, Tenant has no knowledge of (i) any notices of violation or potential or alleged violation of any Environmental Law (as defined below) from any governmental agency in connection with Tenant’s use of the Leased Premises; (ii) any inquiry, investigation, enforcement, removal or other governmental or regulatory actions instituted or threatened relating to Hazardous Substances at the Leased Premises; or (iii) any claims made or threatened by any third party against Tenant or the Leased Premises relating to any Hazardous Substances at the Leased Premises. Should Tenant receive notice of (i), (ii), or (iii) above, Tenant agrees to notify Landlord immediately in writing and provide Landlord with a copy of such notice.
6.2 Upon the expiration or earlier termination of either the 1979 Lease and 1989 Lease, as the case may be, Tenant shall remove from the Leased Premises any trade fixtures, furnishings and/or equipment associated with the use, storage, or disposal of Hazardous Substances and perform any closure work, investigation, and environmental remedial work required by applicable law, ordinance, regulation, or permit by any governmental authority having jurisdiction. Removal and disposal of any and all such equipment or fixtures shall be performed in strict accordance with all applicable laws, regulations, and government orders.

6.3 Tenant shall indemnify, defend, and hold Landlord and Landlord’s officers, directors, employees, agents, successors and assigns free and harmless from and against any and all claims relating to the death or injury of any person or damage to any property whatsoever arising from or caused, directly or indirectly, by (i) the use, storage, disposal, release, or generation of Hazardous Substances by Tenant or Mikron Industries, Inc. in, under or about the Leased Premises occurring after December 31, 2004 (the “Transfer Date”) and (ii) any failure by Tenant or Mikron Industries, Inc. to comply with any Environmental Law after the Transfer Date. The indemnification obligations set forth in this Subsection 6.3 shall survive the expiration or earlier termination of the 1979 Lease and the 1989 Lease. Notwithstanding any conflicting provision of either the 1979 Lease or the 1989 Lease, Tenant shall not owe Landlord any defense or indemnity obligations under this Section 6 with respect to (a) any use, storage, disposal, release, or generation of Hazardous Substances in, under, or about the Leased Premises prior to the Transfer Date or (b) any violation of Environmental Law prior to the Transfer Date.
6.4 “Hazardous Substances” shall mean any chemical, compound, material, mixture or substance that is now or hereafter defined or listed in, or otherwise classified pursuant to, any Environmental Law (as hereinafter defined) as a “hazardous substance,” “hazardous material,” “hazardous waste,” “extremely hazardous waste,” “infectious waste,” “toxic substance,” “toxic pollutant” or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, or toxicity, including any petroleum, natural gas or natural gas liquids, asbestos, radon, and those substances listed in the United States Department of Transportation Table (49 CFR 172.101, as amended). “Environmental Law” shall mean any present and future federal, state and local law (whether under common law, statute, rule, regulation or otherwise), requirement under any permit issued with respect thereto, and other requirements of governmental authorities having jurisdiction thereunder relating to the protection of human health or the environment, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C. Sections 9601, et seq.), as heretofore or hereafter amended, and the Model Toxics Control Act as enacted and amended from time to time by the State of Washington.
7. Improvements to the Leased Premises. Tenant accepts the Leased Premises in its present condition on an “as-is, where-is” basis.
8. Surrender. At the expiration or sooner termination of the Lease, Tenant shall surrender the Leased Premises in clean warehouse shell condition, reasonable wear and tear excepted. Prior to the expiration or sooner termination of the Lease, Tenant shall disassemble and remove from the Leased Premises all trade fixtures, equipment, and other property situated therein and restore and repair any damage to the Leased Premises occasioned by such removal. If Tenant shall fail to remove its trade fixtures or other property as provided in this paragraph, such fixtures and other property shall become the property of Landlord, or at Landlord’s option, may be removed by Landlord at Tenant’s expense. Tenant’s obligations under this paragraph shall survive the expiration or termination of the Lease.

9. Estoppel. Tenant shall, from time to time, upon written request of Landlord, execute, acknowledge and deliver to Landlord or its designee a written statement specifying the following, subject to any modifications necessary to make such statements true and complete: (i) the date the lease term commenced and the date it expires; (ii) the amount of minimum monthly rent and the date to which such rent has been paid; (iii) that the Lease is in full force and effect and has not been assigned, modified, supplemented or amended in any way; (iv) that the Lease represents the entire agreement between the parties; (v) that all conditions under the Lease to be performed by Landlord have been satisfied; (vi) that there are no existing claims, defenses or offsets which the Tenant has against the enforcement of the Lease by Landlord; (vii) that no rent has been paid more than one month in advance; (viii) that no security has been deposited with Landlord (or, if so, the amount thereof); and (ix) such other factual matters concerning the Lease or the Leased Premises as Landlord may reasonably request. Any such statement delivered pursuant to this Section may be relied upon by a prospective purchaser of Landlord’s interest or assignee of any mortgage or new mortgagee of Landlord’s interest in the Leased Premises. If Tenant shall fail to respond within ten (10) days of receipt by Tenant of a written request by Landlord as herein provided, Tenant shall be deemed to have admitted the accuracy of any information supplied by Landlord to a prospective purchaser or mortgagee. Tenant hereby acknowledges that Landlord holds no security or other type of deposit in connection with the Leased Premises.
10. Miscellaneous.
10.1 This Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements.
10.2 Except as herein modified or amended, the provisions, conditions, and terms of the Mikron Leases shall remain in full force and effect.
10.3 In the case of any inconsistency between the provisions of the Mikron Leases and this Amendment, the provisions of this Amendment shall govern and control.
10.4 This Amendment shall be construed and enforced in accordance with the laws of the State of Washington.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment on the _____ day of _______________, _____.

LANDLORD: Sandwith Family LLC, a Washington limited liability company
By:
Name:
Its: Manager

TENANT: Mikron Washington LLC, a Washington limited liability company
By:
Name:
Its: Manager

STATE OF WASHINGTON )
) ss.
COUNTY OF	)
I certify that I know or have satisfactory evidence that                      is the person who appeared before me, and said person acknowledged that he/she signed this instrument, on oath stated that he/she was authorized to execute the instrument and acknowledged it as the Manager of Mikron Washington LLC, a Washington limited liability company, to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.
Dated: _____ _____, 2010

Notary Public
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My commission expires

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STATE OF WASHINGTON )
) ss.
COUNTY OF	)
I certify that I know or have satisfactory evidence that                      is the person who appeared before me, and said person acknowledged that he/she signed this instrument, on oath stated that they were authorized to execute the instrument and acknowledged it as the Manager of Sandwith Family LLC, a Washington limited liability company to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.
Dated: _____ _____, 2010

Notary Public
Print Name

My commission expires

(Use this space for notarial stamp/seal)

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